THIRD AMENDMENT TO LEASE


     THIS AMENDMENT TO LEASE AGREEMENT ("Amendment") is made and entered into this 22nd day of November, 2002, by and between AMB Property, L.P., a Delaware limited partnership ("Lessor"), and WTC Industries, Inc. a Delaware corporation ("Lessee").

                                   WITNESSETH
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     WHEREAS, Lessor and Lessee entered into a Lease Agreement dated November
30, 2000 as amended by Amendments dated February, 2001 and June 21, 2001 (hereinafter collectively referred to as the "Lease"], wherein Lessor leased to Lessee and Lessee rented from Lessor certain Premises as defined in the Lease, (and at times described herein as "Initial Premises"), consisting of approximately 35,942 square feet of net rentable area in the Building (as defined in the Lease), commonly known as 1000 Apollo Road, Eagan, Minnesota.

     WHEREAS, the Term of the Lease as set forth in the Lease was to expire on July 31, 2006; and

     WHEREAS, Lessee wishes to lease additional space contiguous to the Initial Premises, which contiguous space consists of approximately 25,015 net rentable square feet of area shown cross-hatched on EXHIBIT A attached hereto the ("Additional Premises") and

     WHEREAS, at the special insistence and request of Lessee, Lessor has agreed to extend the Term of the Lease and expand the Premises, and make such other amendments to the Lease as provided below.

     NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lease shall be amended as follows:

     1. Recitals. The above recitals shall constitute an integral part of this Amendment.

     2. Capitalized Terms. Capitalized terms set forth in this Amendment shall have the same meaning as in the Lease, unless specifically modified and amended herein.

     3. Total Area Premises. As of February l, 2003 the total area of the Premises defined in the Lease shall be approximately 60,957 square feet of area.

     4. Term of Lease. The term of the lease for the additional premises shall commence December l, 2002, with rent payment commencing pursuant to Article 6 listed below, and the expiration of the total area premises shall be extended until January 31, 2008 unless earlier terminated, as provided in the lease (the "Extended Term").

     5. Lessee's Prorata Share. Lessee's share of expenses as defined in the Lease is approximately 85.60% effective February l, 2003, up until said date, Lessee's share of expenses shall remain at the described percentage in the Lease.

     6. Monthly Base Rent. Commencing February 1, 2003, Lessee shall pay to Lessor as Monthly Base Rent, pursuant to the terms and conditions of the Lease:

     a. Twenty one thousand one hundred eighty three and 00/100 dollars ($21,183) from February l, 2003 through July 31, 2005;

     b. Twenty two thousand six hundred fifty six and 00/100 dollars ($22,656) from August 1, 2005, through January 31, 2008.

     From the date of this Amendment until February 1, 2003, Monthly Base Rent shall be paid in accordance with the terms of the Lease.



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     7.   Notices. All bills, statements or notices of communications which
          Lessor may desire or be required to give to Lessee shall be deemed sufficiently given or rendered if in writing and either delivered to Lessee personally or sent by registered or certified mail addressed to Lessee at the Demised Premises, and at the time of the rendition thereof of such notice or communication shall be deemed to be the time when the same is delivered to Lessee or deposited in the mail as herein provided. Any notice by Lessee or Lessor must be served by registered or certified mail addressed to Lessor at the following address:

               AMB Property, L.P.
               c/o CB Richard Ellis, Inc.
               770 Minnesota Center
               7760 France Avenue South
               Minneapolis, MN 55435-5852

               WITH A COPY TO:

               AMB Property Corporation
               Asset Manager - Minneapolis
               60 State Street
               Suite 3700
               Boston, MA 02109

     8. Headings. Paragraph headings used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

     9. Lessor Leasehold Improvements. Lessor agrees to construct the leasehold improvements in accordance with the terms of Exhibit B. attached hereto and incorporated herein.

     10. Lessee's Contribution to Leasehold Improvements. Lessee agrees to pay its share of the Leasehold Improvements in accordance with the terms and conditions of Exhibit B.

     11. Security Deposit. Upon execution of this Amendment, Lessee shall deposit with Lessor an additional security deposit of $22,000.00, for an aggregate total Security Deposit of $40,908.92.

     12. Restoration of Premises. At the end of the Term of the Lease, Lessor shall undertake to demolish the warehouse improvements and restore that portion of the Premises identified as cross-hatched on the attached Exhibit C and further described in Exhibit C-1 to its original condition. Lessee shall pay the cost Right such demolition in an amount not to exceed $22,000.00. Provided there are adequate funds in Lessee's Security Deposit, Lessor shall be entitled to retain such amount to ensure payment for such demolition. If there are not adequate funds in Lessee's Security Deposit, Lessee shall pay demolition costs to Lessor immediately upon demand. The restoration of the balance of the Premises shall be per the terms and conditions of
          Article 7.2(c) of the Lease.

     13. First Right of Offer For Additional Space. The Lessee shall have the following rights with respect to additional space in the Building:

          (a) Upon the terms and provisions set forth in this Section, the Lessee shall have a one time only right of "first offer" to lease "available space" (as such term is defined in Subsection B hereof) in the area designated in EXHIBIT "D" hereof (Expansion Area). If the Lessee fails to exercise such right of first offer as provided herein with regard to any part of the Expansion Area, the Lessor thereafter may lease such space to any party or parties and upon any terms the Lessor deems necessary or desirable.


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          (b) For purposes of this Section, "first offer" shall mean a right by the Lessee to lease such space as of the expiration of the Lessor's lease with the existing Lessee; for purposes of this Section, space becomes "available space" in the Building when the lease of such space has expired or otherwise terminated, and the prior occupant of such space has physically vacated and surrendered possession of the space to the Lessor. Lessor will not enter into a lease extension or renewal with existing Lessee prior to making the first offer to WTC Industries, Inc.

          (c) The Lessee may not exercise any right of first offer with respect to less than all of the space then becoming available. The Lessee shall exercise such right of first offer by delivering written notice of exercise to the Lessor not later than ten (10) days following the date of delivery by the Lessor to the Lessee of notice ("Notice of Availability") that the space identified in the Notice of Availability is becoming available o the expected date specified in the notice.

          (d) The Lessee's tenancy of the space covered by any exercised right of first offer shall commence and be deemed to have commenced upon the last to occur of (i) the date availability specified in the Lessor's Notice of Availability, or (ii) the date upon which the prior occupancy of such space physically vacates and surrenders possession of the space, or (iii) the thirtieth (30th) day following the date on which the Lessor delivers such Notice of Availability.

          (e) Reference herein to the Leased Premises shall, effective upon the termination of the Lessee's tenancy of the space in question, be deemed to include such space upon all of the same terms, covenants, and conditions contained in this Lease, including the rental rate which will be based on the same per square foot rent contained in this Lease.

          (f) No such right of first offer shall exist or may be exercised by the Lessee (or if exercised, such right shall be deemed cancelled and shall be of no force and effect) if at the time such right is claimed by the Lessee and/or at the time the Lessee's tenancy of the space covered by such right is otherwise to commence, the Lessee is then in default under this Lease or this Lease is not then in full force and effect.

          (g) If, through inadvertence or error, Lessor fails to provide Lessee with the NOTICE of AVAILABILITY when the EXPANSION AREA becomes available space and leases the EXPANSION AREA to another tenant, then Lessor's liability shall be limited to Lessee's actual damages in an amount not to exceed Ten Thousand Dollars and 00/100 dollars ($10,000.00).

     14. Construction. This Amendment shall be construed under the laws of the State of Minnesota. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law. If any term or provision of this Amendment shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term or provision of this Amendment shall be valid and be enforced to the fullest extent permitted by law.

     15. Survival of Other Terms and Conditions. Except as modified herein, all other terms and conditions of the Lease shall remain in full force and effect, and nothing herein shall be construed to relieve either Lessor or Lessee of any obligations as set forth herein.

     16. Entire Agreement. The Lease, the prior amendments, this Amendment, and the Exhibits attached hereto, constitute the entire understanding of the parties hereto with respect to the transaction contemplated thereby, and supersede all prior agreements and understandings between the parties with respect to the subject matter. No representations, warranties, undertakings or promises, whether oral, implied, written or otherwise, have been made by either party hereto to the other unless expressly stated in the above-referenced documents, or unless mutually agreed to in writing between the parties hereto after the date hereof, and neither party has relied upon any verbal representations, agreements or understandings expressly set forth herein.

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     17.  Option Rights. Any option rights which may have existed under the terms of the Lease shall terminate as of the date of the execution of this Amendment.

     18. Submission of Amendment. The submission of this Amendment to Lease Agreement for examination does not constitute a reservation of or option for the Leased Premises, and this Amendment shall become effectively only upon execution and delivery thereof by Lessor and Lessee.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LESSEE:                                 LESSOR:

WTC INDUSTRIES, INC.,                   AMB PROPERTY, L.P.,
A DELAWARE CORPORATION                  A DELAWARE LIMITED PARTNERSHIP


                                        BY: AMB PROPERTY CORPORATION,
                                            A MARYLAND CORPORATION
                                            ITS GENERAL PARTNER

By:  /s/ Andrew T. Rensink              By: /s/ Steven T. Kimball
   -------------------------------         --------------------------------
Its: VP-Operations                      Its: Vice President
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